Exhibit 99.1
                         ALIGN TECHNOLOGY FILES LAWSUIT

        SANTA CLARA, Calif., Feb. 2 /PRNewswire-FirstCall/ -- Align Technology, Inc. (Nasdaq: ALGN), the inventor of Invisalign(R), a proprietary method of straightening teeth without wires and brackets, today filed a multi-claim lawsuit in San Francisco County Superior Court against defendants OrthoClear, Inc., OrthoClear Holdings, Inc., Muhammad Ziaullah Chishti, Bao Tran, Peter Riepenhausen, Joe Breeland, Jeff Tunnell, Christopher Kawaja, and Charles Wen. Among other things, the lawsuit alleges tortious and illegal actions arising out of defendants' plan to unlawfully utilize Align's intellectual property, confidential information and employees.

        In addition, the lawsuit alleges that OrthoClear, Mr. Chishti and the persons named above are in breach of contractual obligations, statutory law, and common law, for the purpose of attempting to intentionally interfere and disrupt Align's on-going operations and improperly gain access to Align's customer relationships and trade secrets.

        "We will take all necessary actions to protect Align's vital corporate assets and technology leadership on behalf of our shareholders," stated Thomas
M. Prescott, Align Technology's President and CEO. "The success of Invisalign is not easily replicated. Our leading market position is the product of substantial investment and many years of extensive research and development. We intend to vigorously enforce all of our legal rights."

        By its Complaint, Align seeks injunctive relief and monetary damages in an amount to be determined.

        About Align Technology, Inc.
        Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.

        To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

        Align Webcast and Conference Call
        Align Technology will host a webcast and conference call, February 3, 2005 at 9:00 a.m. EST, 6:00 a.m. PST, to discuss this press release. To access the webcast, click on "Conference Calls" on Align Technology's Investor Relations web site at http://www.aligntech.com/generalapp/us/en/corporate/investor_frameset.jsp . To access the conference call, please dial 201-689-8341 approximately twenty minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will be available on our website.

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Additionally, a telephonic replay of the call can be accessed by dialing
877-660-6853 with account number 292 followed by # and conference number 138328 followed by #. The replay may be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. EST on February 10, 2005.

        Investor Relations Contact:         Press Contact:
        Barbara Domingo                     Shannon Henderson
        Align Technology, Inc.              Ethos Communications, Inc.
        408-470-1204                        678-417-1767
        bdomingo@aligntech.com              shannon@ethoscommunication.com

SOURCE  Align Technology, Inc.
        -0-                             02/02/2005
        /CONTACT: investors, Barbara Domingo of Align Technology, Inc., +1-408-470-1204, or bdomingo@aligntech.com; or media, Shannon Henderson of Ethos Communications, Inc., +1-678-417-1767, or shannon@ethoscommunication.com, for Align Technology, Inc./
        /Web site: http://www.invisalign.com /
        (ALGN)